UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2010

NATURE’S CALL BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163077	27-1269503
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 S. Durango Drive, Suite 305, Las Vegas, NV  89117-4454
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code:  702.579.7922

346 Lazard Avenue, Mount Royal, QC  H3R 1P3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 2.03 and Item 5.02 of this current report on Form 8-K.

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2010, we entered into a loan agreement with Graeme Renton whereby Mr. Renton will loan our company US$150,000 at an interest rate of 5% per annum, compounded monthly, payable starting on October 12, 2011.  The loan is due October 12, 2011, but may be renewed by mutual agreement.

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2010, we entered into a consulting agreement with 1367826 Ontario Limited (“OntarioCo”) and Robbie Manis, pursuant to which OntarioCo is to provide certain consulting services as well as to make its president, Robbie Manis, available to perform the duties of Chief Executive Officer, Secretary and Treasurer of our company.  In this capacity, Mr. Manis will fulfill all senior officer duties as required by our company including sourcing and implementing new business opportunities, raising financing reasonably required from time to time by our company, coordinating all required accounting, reporting and disclosure and fulfilling any other needed administrative functions.  As consideration for the performance of the consulting services under the agreement, we agreed to pay OntarioCo the sum of US$5,000 per month for the duration of the agreement, exclusive of any applicable sales tax.

The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

Item 7.01                 Regulation FD Disclosure.

Effective immediately, we have changed our address to 3120 S. Durango Drive, Suite 305, Las Vegas, NV  89117-4454 and our telephone number to 702.579.7922.

Item 9.01                 Financial Statements and Exhibits

(d)	Exhibits.
10.1	Loan Agreement dated October 13, 2010 with Graeme Renton
10.2	Consulting Agreement dated October 15, 2010 with 1367826 Ontario Limited and Robbie Manis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S CALL BRANDS, INC.

Per:      /s/ Robbie Manis
Robbie Manis
President, Chief Executive Officer, Secretary,
Treasurer and Director
October 13, 2010